UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CPI CORP.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS ENTERPRISE MASTER FUND LTD
STARBOARD VALUE & OPPORTUNITY FUND, LLC
RAMIUS MERGER ARBITRAGE MASTER FUND LTD
RAMIUS MULTI-STRATEGY MASTER FUND LTD
RAMIUS LEVERAGED MULTI-STRATEGY MASTER FUND LTD
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
PETER A. FELD
JOSEPH C. IZGANICS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation.

Item 1:  On June 23, 2009, Ramius sent the following letter to CPI Corp.'s stockholders:

June 22, 2009

Dear Fellow CPI Corp. Stockholder:

WE ARE SEEKING A BOARD WITH MORE BALANCE AND RELEVANT RETAIL EXPERIENCE THAT WILL REPRESENT YOUR BEST INTERESTS

DO NOT BE MISLED - WE ARE NOT SEEKING CONTROL OF THE BOARD - JUST A BETTER BOARD

WE WANT THE BEST BOARD FOR ALL STOCKHOLDERS - HELP US ACCOMPLISH THAT GOAL BY VOTING THE GOLD PROXY CARD

The Ramius Group collectively owns approximately 23% of the common stock of CPI Corp. We are the Company's largest stockholder and have been a stockholder and board member of CPI for over five years. We are engaging in this election contest only as a last resort. We have long tried to work cooperatively and constructively with the Company to reach an amicable resolution with the objective of creating a balanced board that would represent the best interests of all stockholders and avoid the necessity for a costly proxy contest.

To that end, as a settlement, we proposed the following seven-member Board:

•	Five independent directors, three of whom have relevant retail experience; one direct Knightspoint representative; and one direct Ramius representative

CPI rejected that settlement, and, instead proposed the following six-member Board:

•	Two direct Knightspoint representatives, zero direct Ramius representatives; and four independent directors, only two of whom have relevant retail experience.

The table below specifically lays out the two competing Board proposals:

Ramius Gold Proxy	Company White Proxy
David Meyer	David Meyer
(No retail exp / Knight direct)	(No retail exp / Knight direct)
James Abel	James Abel
(Ind / No retail exp / Knight rec)	(Ind / No retail exp / Knight rec)
Michael Glazer	Michael Glazer
(Ind / Retail exp / Knight rec)	(Ind / Retail exp / Knight rec)
Paul Finkelstein	Paul Finkelstein
(Ind / Retail exp / CPI rec)	(Ind / Retail exp / CPI rec)
Joeseph Izganics	Mike Koeneke
----------------	------------
(Ind / Retail exp / Ramius rec)	(No retail exp / Knight direct)
Peter Feld	Turner White
----------	------------
(No retail exp / Ramius direct)	(Ind / No retail exp / Knight rec)

Legend:
Ind - Independent	Knight rec - Knightspoint recommended
Retail exp - Retail experience direct representative	Knight direct - Knightspoint
No retail exp - No retail experience	Ramius rec - Ramius recommended
CPI rec - CPI recommended	Ramius direct - Ramius direct representative

THE DIFFERENCES BETWEEN THE TWO PROPOSALS ARE CLEAR:

THE COMPANY PROPOSAL SERVES KNIGHTSPOINT'S BEST INTERESTS

THE RAMIUS PROPOSAL SERVES ALL STOCKHOLDERS' BEST INTERESTS

The Ramius proposal would create a board with the right balance of directors with relevant retail industry experience and independence so as to not represent the interests of any one stockholder over the interests of others. Even though Ramius owns 23% of the total outstanding shares, our proposal entails only one direct Ramius representative, Mr. Feld, who is currently an incumbent member of the Board. On the other hand, the Company's proposed Board calls for two direct Knightspoint representatives, despite their owning only 3.5% of the total outstanding shares, and zero Ramius representation even though Mr. Feld is currently on the Board.

In addition, five out of the six directors on the Company's proposed Board are either directly affiliated with Knightspoint, or were previously recommended to the Board by Knightspoint, thus ensuring Knightspoint's effective control over the Company. CPI stockholders should not be satisfied with a pro forma Board with just one new Board member, Paul Finkelstein, who has no previous relationship with Knightspoint. Ask yourself if Mr. Finkelstein alone will be able to serve as a check on Knightspoint's unbridled influence in the boardroom. Unfortunately, we know from our direct experience on the Board that the answer is 'no'. Knightspoint's influence over all Board matters will continue just as it has over the past several years if you elect the Company's nominees.

CPI IS UNWILLING TO SETTLE BECAUSE IT WOULD REDUCE KNIGHTSPOINT'S EFFECTIVE CONTROL OVER THE COMPANY

Although the Ramius proposal is clearly in the best interests of all stockholders, CPI has no interest in any settlement that would erode Knightspoint's control of the Boardroom. Instead, Knightspoint is seeking to dominate a Board with members whose past relationships with Knightspoint will ensure their continued support, regardless of performance.

David Meyer and Michael Koeneke, Knightspoint's direct representatives, have turned CPI from an investment opportunity into a career opportunity. Even as the CPI stock declined by 75% over the past two years, Mr. Meyer and Mr. Koeneke, working part time, have reaped millions of dollars in "service" fees from the Company. We do not believe Mr. Meyer and Mr. Koeneke have any other material sources of income besides CPI.

AS A RESULT, RAMIUS HAS BEEN FORCED TO SEEK THE ELECTION OF TWO HIGHLY QUALIFIED CANDIDATES TO CREATE BALANCE AND NEEDED RETAIL EXPERIENCE ON THE BOARD

The Company's unwillingness to compromise has forced us to undertake a proxy contest to seek the election of a balanced, experienced Board. Therefore, we have recommended for election two highly qualified director candidates; Peter Feld, an incumbent director and representative of Ramius, the largest stockholder of the Company, and Joseph Izganics, a seasoned retail executive with 20 years of experience driving and improving stockholder value at Home Depot (NYSE: HD - News).

Our nominees will be paired with who we believe to be the four most qualified and experienced directors on the Company's slate - resulting in the following six-member Board:

•	Four independent directors, three of whom have relevant retail experience; one direct Knightspoint representative; and one direct Ramius representative

The table below specifically outlines the candidates who would be elected if stockholders vote on Ramius’ Gold Proxy Card in accordance with Ramius’ recommendations or on the Company’s White Proxy Card in accordance with the Company’s recommendations:

Ramius Gold Proxy	Company White Proxy
David Meyer (No retail exp / Knight direct)	David Meyer (No retail exp / Knight direct)
James Abel (Ind / No retail exp / Knight rec)	James Abel (Ind / No retail exp / Knight rec)
Michael Glazer (Ind / Retail exp / Knight rec)	Michael Glazer (Ind / Retail exp / Knight rec)
Paul Finkelstein (Ind / Retail exp / CPI rec)	Paul Finkelstein (Ind / Retail exp / CPI rec)
Joeseph Izganics	Mike Koeneke
----------------	------------
(Ind / Retail exp / Ramius rec)	(No Retail exp / Knight direct)
Peter Feld	Turner White
----------	------------
(No Retail exp / Ramius direct)	(Ind / No retail exp / Knight rec)

Legend:
Ind - Independent	Knight rec - Knightspoint recommended
Retail exp - Retail experience	Knight direct - Knightspoint direct representative
No retail exp - No Retail experience	Ramius rec - Ramius recommended
CPI rec - CPI recommended	Ramius direct - Ramius direct representative

Since Ramius is proposing just two candidates for election at the Annual Meeting, you will also have the ability to vote on Ramius' GOLD proxy card for the Company's four director nominees who Ramius believes are most qualified to serve your best interests. You only need to vote on the GOLD card to elect a full slate of directors to the Board. We believe our proposed Board offers stockholders significantly more balance and retail expertise. By contrast, consider this disturbing fact about the Company's slate - five out of six of the Company's director candidates are either directly affiliated with, or have been hand-picked by Knightspoint. The election of the Company's slate would mean that Knightspoint's effective control over your Board would only further increase and that Ramius, the Company's largest stockholder, would have zero representation. Clearly the Company is attempting to send the message to stockholders that it is only concerned with what is best for Knightspoint and its direct representatives, and not what is best for all stockholders.

HOW CAN CPI CLAIM THAT IT IS REPRESENTING ALL STOCKHOLDERS BEST INTERESTS WHEN IT SEEKS TO STACK THE BOARD WITH KNIGHTSPOINT REPRESENTATIVES AND TO REMOVE A REPRESENTATIVE OF THE LARGEST STOCKHOLDER?

RAMIUS' TWO DIRECTOR CANDIDATES WILL WORK CONSTRUCTIVELY WITH THE REMAINING DIRECTORS TO REPRESENT YOUR BEST INTERESTS

THE CHOICE IS CLEAR!

Joseph Izganics:

Mr. Izganics was formerly one of only three Division Presidents of Home Depot, directly responsible for over $20 billion in sales and 110,000 associates. Previously, he was the head of the pro business and tool rental business where he supported a contractor base of $20 billion in sales. Prior to that, Mr. Izganics was the President of the $3 billion services business. Mr. Izganics is widely credited at Home Depot for:

•	Developing and implementing operational and merchandising programs company wide that enhanced the customer experience within the store

•	Implementing processes that improved capital allocation and return on invested capital (ROIC) to the highest in company history

•	Developing and implementing marketing campaigns that increased consumer and associate awareness to record levels

•	Pioneering two store prototypes that dramatically improved sales per square foot and profitability throughout Home Depot

Peter Feld:

Mr. Feld is a Managing Director at Ramius LLC, an investment management firm which oversees $7.5 billion of assets, and the largest stockholder of CPI. Mr. Feld has been instrumental in the success of Ramius and its investments. Mr. Feld has strong expertise in corporate finance, restructuring, investment banking, and corporate governance. He has been a director of CPI since July 2008. During his time on the Board, Mr. Feld:

•
Recognized the lack of retail expertise on the Board and pushed for the process that ultimately resulted in Michael Glazer, the Company's only director with relevant retail experience, being appointed to the Board. Without Mr. Feld's hard work, we firmly believe the board would still be comprised of zero members with relevant retail expertise

•	Led an initiative to re-evaluate field compensation practices which resulted in field personnel having the opportunity to earn substantially more money by meeting certain financial goals

•
Upon joining the Board, Mr. Feld recognized the clear need for the current directors to spend more time in the studios. Mr. Feld urged directors to contact their closest district managers and go through the Company's score cards and analytics to better understand the business

•	Negotiated a lower compensation package for Mr. Meyer's consulting "services," despite Mr. Koeneke's insistence that Mr. Meyer be paid substantial compensation for part time work

THE RAMIUS NOMINEES HAVE THE RIGHT EXPERIENCE TO HELP TRANSFORM CPI INTO A BEST OF BREED SPECIALTY RETAILER

The skill set required on this Board has changed from when we first invested in CPI in 2003. Although the Company has created a more efficient cost structure through converting its studios to a digital platform, opportunities in the future for further improvement in financial performance will depend upon successful management of the following critical issues:

•	Negative sittings trend

•	Relationship with hosts

•	Customer attrition rate

•	Strength of marketing programs

•	Quality of the customer experience

•	Improving field execution

The Board desperately needs qualified retail experience to achieve best practices and transform CPI into a best of breed specialty retailer. David Meyer is not a retailer and, by himself, does not have the skills necessary to drive best practices at a specialty retailer.

It is also important to recognize that the current Board has overseen the Company through substantial turmoil. These missteps include:

•	Over-reliance on David Meyer in the negotiation of the Sears contract resulting in an 11th hour deal on expensive terms to CPI stockholders.

•	Coming precariously close to breaking minimum EBITDA covenants which could have had seriously negative implications for CPI stockholders

•	Overseeing a 99% decline in the stock price from its high on May 15, 2007 to its low on December 4, 2008

NOW IS NOT THE TIME FOR COMPLACENCY

MICHAEL KOENEKE AND TURNER WHITE PROVIDE LITTLE INCREMENTAL VALUE TO THE BOARD

The most significant contribution that either Mr. Koeneke or Mr. White bring to CPI is to further facilitate the effective control of the Knightspoint Group.

Mr. Koeneke's primary reason for being on the CPI Board, we believe, is to earn a living off of your company. To our knowledge, Mr. Koeneke has no other material source of income other than his board fees at CPI and his potential participation in Mr. Meyer's CPI compensation through the Knightspoint partnership. In the Compensation Committee discussions concerning Mr. Meyer's compensation, Mr. Koeneke has been the most vocal on Mr. Meyer's behalf.

Mr. White also adds no incremental value to CPI except to facilitate the stream of compensation that flows from your company to Mr. Meyer and Mr. Koeneke. Mr. White possesses no relevant retail experience and has only limited financial experience. However, as head of the compensation committee, Mr. White has proposed and supported Mr. Meyer's generous compensation packages for part time work.

KNIGHTSPOINT'S STRANGLEHOLD OF POWER HAS RESULTED IN MATERIAL CONFLICTS OF INTEREST THAT CAN ONLY BE ADDRESSED THROUGH A CHANGE IN THE BOARD

For example, consider the facts:

•
The Company continues to allow Mr. Koeneke to be a member of the Compensation Committee that determines the compensation for David Meyer, his business partner and long time friend. We believe this has allowed Mr. Meyer to make millions of dollars in restricted stock for providing part time consulting "services" to CPI, even as the stock price has declined materially.

In 2007, Mr. Koeneke helped negotiate a pay package of $1.4 million for Mr. Meyer, despite the fact that the stock was down 62%. In 2008, Mr. Koeneke helped negotiate compensation for Mr. Meyer of $613 thousand despite the stock being down 61%. Ask yourself how it makes sense for Mr. Meyer, the non executive chairman of the Company, working part time, to be compensated 75% more over the last two years for providing consulting "services" than the CEO who works full time operating the company?

•
Stan Meadows, CPI's "independent" outside counsel has a previous relationship with Knightspoint acting as their outside counsel as well as being a long time friend of Mr. Meyer and his family. This results in Mr. Meadows insisting that Mr. Meyer is "independent" even though he receives material compensation from the Company in the form of consulting "services."

RAMIUS HAS TRIED TO WORK THROUGH THE NUMEROUS CONFLICTS ARISING FROM KNIGHTSPOINT'S EFFECTIVE CONTROL OF CPI - BUT IT HAS PROVEN IMPOSSIBLE

•
Ramius has repeatedly questioned whether David Meyer's compensation is treated as income to Knightspoint Partners, and whether Mr. Koeneke receives a portion of that income as part of their partnership agreement. Knightspoint has failed to provide any substantive responses to these inquiries.

•
The Company falsely asserts that "Mr. Meyer's additional compensation arrangements as Chairman...were in every instance determined and approved unanimously by the entire Board (including the Ramius Group representative)." In 2008, then Ramius Board member Mark Mitchell voted AGAINST David Meyer receiving a discretionary compensation award for providing "services" to CPI during 2007. Mr. Mitchell viewed such an award as excessive in light of the previous award at the time of the PCA acquisition and the subsequent 62% decline in CPI stock for all of fiscal 2007. However, he was out-voted by the remainder of the Board, all of whom were either directly affiliated with Knightspoint or had been recommended to the Board by Knightspoint.

•
Mr. Feld, the current Ramius representative on the Board, has repeatedly voiced his concern that Mr. Koeneke should not be part of the Compensation Committee that determines the compensation for David Meyer, his friend and business partner. Unsurprisingly, he was out-voted by the remainder of the Board.

STOCKHOLDERS CANNOT STAND IDLY BY AND ALLOW THEIR COMPANY TO BE CONTROLLED BY THOSE ONLY LOOKING OUT FOR THEIR OWN SELF INTERESTS

DO NOT BE DISTRACTED BY THE COMPANY'S SELF-SERVING AND MISLEADING STATEMENTS

Unfortunately, the current CPI Board has chosen to run a campaign that evades legitimate stockholder concerns about the Board's lack of relevant experience, Knightspoint's effective control over the Company and the material conflicts of interest that exist at the Board level. Instead, they have chosen to run a campaign based on false accusations regarding our nominees and mistruths regarding our intentions for CPI. The Company is only attempting to distract stockholders from the real and critical issues facing the Company. We urge you to focus on the facts so that you can make an informed decision.

YOU HAVE THE OPPORTUNITY TO ELECT A MORE BALANCED BOARD BY VOTING THE GOLD CARD TO ENSURE THAT YOUR BEST INTERESTS ARE REPRESENTED IN THE BOARDROOM

WE ARE NOT SEEKING CONTROL OF THE BOARD - JUST A BETTER BOARD

WE ARE ASKING FOR YOUR SUPPORT TO ELECT TWO RAMIUS RECOMMENDED DIRECTORS FOR A MORE BALANCED AND EXPERIENCED BOARD WHO WILL REPRESENT YOUR BEST INTERESTS

Please vote for Mr. Feld and for Mr. Izganics on the enclosed GOLD proxy card. We offer you the opportunity to elect to the CPI boardroom stockholder representatives committed to building the value of your investment. In the meantime, we urge you NOT to return any WHITE proxy card CPI sends you.

We look forward to your support at the 2009 Annual Meeting.

Best Regards,

Mark R. Mitchell

Partner

Ramius LLC

Item 2:  On June 23, 2009, Ramius issued the following press release:

Ramius Sends Letter to CPI Corp. Stockholders

Urges Stockholders to Create a More Balanced Board of Directors by Voting FOR Ramius' Nominees on the GOLD Proxy Card Today

NEW YORK, June 23 /PRNewswire/ -- RCG Starboard Advisors, LLC, a subsidiary of Ramius LLC (collectively, "Ramius"), today announced that it has filed with the Securities and Exchange Commission (the "SEC") definitive proxy materials in connection with the 2009 Annual Meeting of Stockholders of CPI Corp. ("CPI" or the "Company"), scheduled for July 8, 2009, and is mailing the following letter to the Company's stockholders. Ramius is the largest stockholder of CPI, owning approximately 23% of the Company's outstanding shares of Common Stock. Ramius' nominees for election at the Annual Meeting include Peter A. Feld, a Ramius representative and an existing Director of CPI, and Joseph Izganics, a new independent director nominee with extensive experience in the retail industry.

The full text of the letter follows:

June 22, 2009

Dear Fellow CPI Corp. Stockholder:

WE ARE SEEKING A BOARD WITH MORE BALANCE AND RELEVANT RETAIL EXPERIENCE THAT WILL REPRESENT YOUR BEST INTERESTS

DO NOT BE MISLED - WE ARE NOT SEEKING CONTROL OF THE BOARD - JUST A BETTER BOARD

WE WANT THE BEST BOARD FOR ALL STOCKHOLDERS - HELP US ACCOMPLISH THAT GOAL BY VOTING THE GOLD PROXY CARD

The Ramius Group collectively owns approximately 23% of the common stock of CPI Corp. We are the Company's largest stockholder and have been a stockholder and board member of CPI for over five years. We are engaging in this election contest only as a last resort. We have long tried to work cooperatively and constructively with the Company to reach an amicable resolution with the objective of creating a balanced board that would represent the best interests of all stockholders and avoid the necessity for a costly proxy contest.

To that end, as a settlement, we proposed the following seven-member Board:

•	Five independent directors, three of whom have relevant retail experience; one direct Knightspoint representative; and one direct Ramius representative

CPI rejected that settlement, and, instead proposed the following six-member Board:

•	Two direct Knightspoint representatives, zero direct Ramius representatives; and four independent directors, only two of whom have relevant retail experience.

The table below specifically lays out the two competing Board proposals:

Ramius Gold Proxy	Company White Proxy
David Meyer	David Meyer
(No retail exp / Knight direct)	(No retail exp / Knight direct)
James Abel	James Abel
(Ind / No retail exp / Knight rec)	(Ind / No retail exp / Knight rec)
Michael Glazer	Michael Glazer
(Ind / Retail exp / Knight rec)	(Ind / Retail exp / Knight rec)
Paul Finkelstein	Paul Finkelstein
(Ind / Retail exp / CPI rec)	(Ind / Retail exp / CPI rec)
Joeseph Izganics	Mike Koeneke
----------------	------------
(Ind / Retail exp / Ramius rec)	(No retail exp / Knight direct)
Peter Feld	Turner White
----------	------------
(No retail exp / Ramius direct)	(Ind / No retail exp / Knight rec)

Legend:
Ind - Independent	Knight rec - Knightspoint recommended
Retail exp - Retail experience direct representative	Knight direct - Knightspoint
No retail exp - No retail experience	Ramius rec - Ramius recommended
CPI rec - CPI recommended	Ramius direct - Ramius direct representative

THE DIFFERENCES BETWEEN THE TWO PROPOSALS ARE CLEAR:

THE COMPANY PROPOSAL SERVES KNIGHTSPOINT'S BEST INTERESTS

THE RAMIUS PROPOSAL SERVES ALL STOCKHOLDERS' BEST INTERESTS

The Ramius proposal would create a board with the right balance of directors with relevant retail industry experience and independence so as to not represent the interests of any one stockholder over the interests of others. Even though Ramius owns 23% of the total outstanding shares, our proposal entails only one direct Ramius representative, Mr. Feld, who is currently an incumbent member of the Board. On the other hand, the Company's proposed Board calls for two direct Knightspoint representatives, despite their owning only 3.5% of the total outstanding shares, and zero Ramius representation even though Mr. Feld is currently on the Board.

In addition, five out of the six directors on the Company's proposed Board are either directly affiliated with Knightspoint, or were previously recommended to the Board by Knightspoint, thus ensuring Knightspoint's effective control over the Company. CPI stockholders should not be satisfied with a pro forma Board with just one new Board member, Paul Finkelstein, who has no previous relationship with Knightspoint. Ask yourself if Mr. Finkelstein alone will be able to serve as a check on Knightspoint's unbridled influence in the boardroom. Unfortunately, we know from our direct experience on the Board that the answer is 'no'. Knightspoint's influence over all Board matters will continue just as it has over the past several years if you elect the Company's nominees.

CPI IS UNWILLING TO SETTLE BECAUSE IT WOULD REDUCE KNIGHTSPOINT'S EFFECTIVE CONTROL OVER THE COMPANY

Although the Ramius proposal is clearly in the best interests of all stockholders, CPI has no interest in any settlement that would erode Knightspoint's control of the Boardroom. Instead, Knightspoint is seeking to dominate a Board with members whose past relationships with Knightspoint will ensure their continued support, regardless of performance.

David Meyer and Michael Koeneke, Knightspoint's direct representatives, have turned CPI from an investment opportunity into a career opportunity. Even as the CPI stock declined by 75% over the past two years, Mr. Meyer and Mr. Koeneke, working part time, have reaped millions of dollars in "service" fees from the Company. We do not believe Mr. Meyer and Mr. Koeneke have any other material sources of income besides CPI.

AS A RESULT, RAMIUS HAS BEEN FORCED TO SEEK THE ELECTION OF TWO HIGHLY QUALIFIED CANDIDATES TO CREATE BALANCE AND NEEDED RETAIL EXPERIENCE ON THE BOARD

The Company's unwillingness to compromise has forced us to undertake a proxy contest to seek the election of a balanced, experienced Board. Therefore, we have recommended for election two highly qualified director candidates; Peter Feld, an incumbent director and representative of Ramius, the largest stockholder of the Company, and Joseph Izganics, a seasoned retail executive with 20 years of experience driving and improving stockholder value at Home Depot (NYSE: HD - News).

Our nominees will be paired with who we believe to be the four most qualified and experienced directors on the Company's slate - resulting in the following six-member Board:

•	Four independent directors, three of whom have relevant retail experience; one direct Knightspoint representative; and one direct Ramius representative

The table below specifically outlines the candidates on each slate should this contest go to a vote:

Ramius Gold Proxy	Company White Proxy
David Meyer (No retail exp / Knight direct)	David Meyer (No retail exp / Knight direct)
James Abel (Ind / No retail exp / Knight rec)	James Abel (Ind / No retail exp / Knight rec)
Michael Glazer (Ind / Retail exp / Knight rec)	Michael Glazer (Ind / Retail exp / Knight rec)
Paul Finkelstein (Ind / Retail exp / CPI rec)	Paul Finkelstein (Ind / Retail exp / CPI rec)
Joeseph Izganics	Mike Koeneke
----------------	------------
(Ind / Retail exp / Ramius rec)	(No Retail exp / Knight direct)
Peter Feld	Turner White
----------	------------
(No Retail exp / Ramius direct)	(Ind / No retail exp / Knight rec)

Legend:
Ind - Independent	Knight rec - Knightspoint recommended
Retail exp - Retail experience	Knight direct - Knightspoint direct representative
No retail exp - No Retail experience	Ramius rec - Ramius recommended
CPI rec - CPI recommended	Ramius direct - Ramius direct representative

Since Ramius is proposing just two candidates for election at the Annual Meeting, you will also have the ability to vote on Ramius' GOLD proxy card for the Company's four director nominees who Ramius believes are most qualified to serve your best interests. You only need to vote on the GOLD card to elect a full slate of directors to the Board. We believe our proposed Board offers stockholders significantly more balance and retail expertise. By contrast, consider this disturbing fact about the Company's slate - five out of six of the Company's director candidates are either directly affiliated with, or have been hand-picked by Knightspoint. The election of the Company's slate would mean that Knightspoint's effective control over your Board would only further increase and that Ramius, the Company's largest stockholder, would have zero representation. Clearly the Company is attempting to send the message to stockholders that it is only concerned with what is best for Knightspoint and its direct representatives, and not what is best for all stockholders.

HOW CAN CPI CLAIM THAT IT IS REPRESENTING ALL STOCKHOLDERS BEST INTERESTS WHEN IT SEEKS TO STACK THE BOARD WITH KNIGHTSPOINT REPRESENTATIVES AND TO REMOVE A REPRESENTATIVE OF THE LARGEST STOCKHOLDER?

RAMIUS' TWO DIRECTOR CANDIDATES WILL WORK CONSTRUCTIVELY WITH THE REMAINING DIRECTORS TO REPRESENT YOUR BEST INTERESTS

THE CHOICE IS CLEAR!

Joseph Izganics:

Mr. Izganics was formerly one of only three Division Presidents of Home Depot, directly responsible for over $20 billion in sales and 110,000 associates. Previously, he was the head of the pro business and tool rental business where he supported a contractor base of $20 billion in sales. Prior to that, Mr. Izganics was the President of the $3 billion services business. Mr. Izganics is widely credited at Home Depot for:

•	Developing and implementing operational and merchandising programs company wide that enhanced the customer experience within the store

•	Implementing processes that improved capital allocation and return on invested capital (ROIC) to the highest in company history

•	Developing and implementing marketing campaigns that increased consumer and associate awareness to record levels

•	Pioneering two store prototypes that dramatically improved sales per square foot and profitability throughout Home Depot

Peter Feld:

Mr. Feld is a Managing Director at Ramius LLC, an investment management firm which oversees $7.5 billion of assets, and the largest stockholder of CPI. Mr. Feld has been instrumental in the success of Ramius and its investments. Mr. Feld has strong expertise in corporate finance, restructuring, investment banking, and corporate governance. He has been a director of CPI since July 2008. During his time on the Board, Mr. Feld:

•
Recognized the lack of retail expertise on the Board and pushed for the process that ultimately resulted in Michael Glazer, the Company's only director with relevant retail experience, being appointed to the Board. Without Mr. Feld's hard work, we firmly believe the board would still be comprised of zero members with relevant retail expertise

•	Led an initiative to re-evaluate field compensation practices which resulted in field personnel having the opportunity to earn substantially more money by meeting certain financial goals

•
Upon joining the Board, Mr. Feld recognized the clear need for the current directors to spend more time in the studios. Mr. Feld urged directors to contact their closest district managers and go through the Company's score cards and analytics to better understand the business

•	Negotiated a lower compensation package for Mr. Meyer's consulting "services," despite Mr. Koeneke's insistence that Mr. Meyer be paid substantial compensation for part time work

THE RAMIUS NOMINEES HAVE THE RIGHT EXPERIENCE TO HELP TRANSFORM CPI INTO A BEST OF BREED SPECIALTY RETAILER

The skill set required on this Board has changed from when we first invested in CPI in 2003. Although the Company has created a more efficient cost structure through converting its studios to a digital platform, opportunities in the future for further improvement in financial performance will depend upon successful management of the following critical issues:

•	Negative sittings trend

•	Relationship with hosts

•	Customer attrition rate

•	Strength of marketing programs

•	Quality of the customer experience

•	Improving field execution

The Board desperately needs qualified retail experience to achieve best practices and transform CPI into a best of breed specialty retailer. David Meyer is not a retailer and, by himself, does not have the skills necessary to drive best practices at a specialty retailer.

It is also important to recognize that the current Board has overseen the Company through substantial turmoil. These missteps include:

•	Over-reliance on David Meyer in the negotiation of the Sears contract resulting in an 11th hour deal on expensive terms to CPI stockholders.

•	Coming precariously close to breaking minimum EBITDA covenants which could have had seriously negative implications for CPI stockholders

•	Overseeing a 99% decline in the stock price from its high on May 15, 2007 to its low on December 4, 2008

NOW IS NOT THE TIME FOR COMPLACENCY

MICHAEL KOENEKE AND TURNER WHITE PROVIDE LITTLE INCREMENTAL VALUE TO THE BOARD

The most significant contribution that either Mr. Koeneke or Mr. White bring to CPI is to further facilitate the effective control of the Knightspoint Group.

Mr. Koeneke's primary reason for being on the CPI Board, we believe, is to earn a living off of your company. To our knowledge, Mr. Koeneke has no other material source of income other than his board fees at CPI and his potential participation in Mr. Meyer's CPI compensation through the Knightspoint partnership. In the Compensation Committee discussions concerning Mr. Meyer's compensation, Mr. Koeneke has been the most vocal on Mr. Meyer's behalf.

Mr. White also adds no incremental value to CPI except to facilitate the stream of compensation that flows from your company to Mr. Meyer and Mr. Koeneke. Mr. White possesses no relevant retail experience and has only limited financial experience. However, as head of the compensation committee, Mr. White has proposed and supported Mr. Meyer's generous compensation packages for part time work.

KNIGHTSPOINT'S STRANGLEHOLD OF POWER HAS RESULTED IN MATERIAL CONFLICTS OF INTEREST THAT CAN ONLY BE ADDRESSED THROUGH A CHANGE IN THE BOARD

For example, consider the facts:

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The Company continues to allow Mr. Koeneke to be a member of the Compensation Committee that determines the compensation for David Meyer, his business partner and long time friend. We believe this has allowed Mr. Meyer to make millions of dollars in restricted stock for providing part time consulting "services" to CPI, even as the stock price has declined materially.

In 2007, Mr. Koeneke helped negotiate a pay package of $1.4 million for Mr. Meyer, despite the fact that the stock was down 62%. In 2008, Mr. Koeneke helped negotiate compensation for Mr. Meyer of $613 thousand despite the stock being down 61%. Ask yourself how it makes sense for Mr. Meyer, the non executive chairman of the Company, working part time, to be compensated 75% more over the last two years for providing consulting "services" than the CEO who works full time operating the company?

•
Stan Meadows, CPI's "independent" outside counsel has a previous relationship with Knightspoint acting as their outside counsel as well as being a long time friend of Mr. Meyer and his family. This results in Mr. Meadows insisting that Mr. Meyer is "independent" even though he receives material compensation from the Company in the form of consulting "services."

RAMIUS HAS TRIED TO WORK THROUGH THE NUMEROUS CONFLICTS ARISING FROM KNIGHTSPOINT'S EFFECTIVE CONTROL OF CPI - BUT IT HAS PROVEN IMPOSSIBLE

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Ramius has repeatedly questioned whether David Meyer's compensation is treated as income to Knightspoint Partners, and whether Mr. Koeneke receives a portion of that income as part of their partnership agreement. Knightspoint has failed to provide any substantive responses to these inquiries.

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The Company falsely asserts that "Mr. Meyer's additional compensation arrangements as Chairman...were in every instance determined and approved unanimously by the entire Board (including the Ramius Group representative)." In 2008, then Ramius Board member Mark Mitchell voted AGAINST David Meyer receiving a discretionary compensation award for providing "services" to CPI during 2007. Mr. Mitchell viewed such an award as excessive in light of the previous award at the time of the PCA acquisition and the subsequent 62% decline in CPI stock for all of fiscal 2007. However, he was out-voted by the remainder of the Board, all of whom were either directly affiliated with Knightspoint or had been recommended to the Board by Knightspoint.

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Mr. Feld, the current Ramius representative on the Board, has repeatedly voiced his concern that Mr. Koeneke should not be part of the Compensation Committee that determines the compensation for David Meyer, his friend and business partner. Unsurprisingly, he was out-voted by the remainder of the Board.

STOCKHOLDERS CANNOT STAND IDLY BY AND ALLOW THEIR COMPANY TO BE CONTROLLED BY THOSE ONLY LOOKING OUT FOR THEIR OWN SELF INTERESTS

DO NOT BE DISTRACTED BY THE COMPANY'S SELF-SERVING AND MISLEADING STATEMENTS

Unfortunately, the current CPI Board has chosen to run a campaign that evades legitimate stockholder concerns about the Board's lack of relevant experience, Knightspoint's effective control over the Company and the material conflicts of interest that exist at the Board level. Instead, they have chosen to run a campaign based on false accusations regarding our nominees and mistruths regarding our intentions for CPI. The Company is only attempting to distract stockholders from the real and critical issues facing the Company. We urge you to focus on the facts so that you can make an informed decision.

YOU HAVE THE OPPORTUNITY TO ELECT A MORE BALANCED BOARD BY VOTING THE GOLD CARD TO ENSURE THAT YOUR BEST INTERESTS ARE REPRESENTED IN THE BOARDROOM

WE ARE NOT SEEKING CONTROL OF THE BOARD - JUST A BETTER BOARD

WE ARE ASKING FOR YOUR SUPPORT TO ELECT TWO RAMIUS RECOMMENDED DIRECTORS FOR A MORE BALANCED AND EXPERIENCED BOARD WHO WILL REPRESENT YOUR BEST INTERESTS

Please vote for Mr. Feld and for Mr. Izganics on the enclosed GOLD proxy card. We offer you the opportunity to elect to the CPI boardroom stockholder representatives committed to building the value of your investment. In the meantime, we urge you NOT to return any WHITE proxy card CPI sends you.

We look forward to your support at the 2009 Annual Meeting.

Best Regards,

Mark R. Mitchell

Partner

Ramius LLC

About Ramius LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

Media Contact:
Peter Feld
Ramius LLC
(212) 201-4878

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Ramius Value and Opportunity Master Fund Ltd ("Value and Opportunity Master Fund"), together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2009 annual meeting of stockholders of CPI Corp., a Delaware corporation (the "Company").

VALUE AND OPPORTUNITY MASTER FUND ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in this proxy solicitation are Value and Opportunity Master Fund, Ramius Enterprise Master Fund Ltd ("Enterprise Master Fund"), Starboard Value & Opportunity Fund, LLC ("Starboard Value & Opportunity Fund"), Ramius Merger Arbitrage Master Fund Ltd ("Merger Arbitrage Master Fund"), Ramius Multi-Strategy Master Fund Ltd ("Multi-Strategy Master Fund"), Ramius Leveraged Multi-Strategy Master Fund Ltd ("Leveraged Multi-Strategy Master Fund"), Ramius Advisors, LLC ("Ramius Advisors"), RCG Starboard Advisors, LLC ("RCG Starboard Advisors"), Ramius LLC ("Ramius"), C4S & Co., L.L.C. ("C4S"), Peter A. Cohen ("Mr. Cohen"), Morgan B. Stark ("Mr. Stark"), Thomas W. Strauss ("Mr. Strauss"), Jeffrey M. Solomon ("Mr. Solomon"), Peter A. Feld ("Mr. Feld") and Joseph C. Izganics ("Mr. Izganics").

As of the date hereof, Value and Opportunity Master Fund beneficially owned 797,988 shares of Common Stock, Starboard Value and Opportunity Fund beneficially owned 212,040 shares of Common Stock, Merger Arbitrage Master Fund beneficially owned 192,000 shares of Common Stock, Leveraged Multi-Strategy Master Fund beneficially owned 29,213 shares of Common Stock, Multi-Strategy Master Fund beneficially owned 179,614 shares of Common Stock and Enterprise Master Fund beneficially owned 202,054 shares of Common Stock. As of the date hereof, RCG Starboard Advisors (as the investment manager of Value and Opportunity Master Fund and the managing member of Starboard Value and Opportunity Fund) is deemed to be the beneficial owner of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund and (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund. As of the date hereof, Ramius Advisors (as the investment advisor of Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund) is deemed to be the beneficial owner of the (i) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (ii) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (iii) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (iv) 202,054 shares of Common Stock owned by Enterprise Master Fund. As of the date hereof, Ramius (as the sole member of each of RCG Starboard Advisors and Ramius Advisors), C4S (as the managing member of Ramius) and Messrs. Cohen, Stark, Strauss and Solomon (as the managing members of C4S) are deemed to be the beneficial owners of the (i) 797,988 shares of Common Stock owned by Value and Opportunity Master Fund, (ii) 212,040 shares of Common Stock owned by Starboard Value and Opportunity Fund, (iii) 179,614 shares of Common Stock owned by Multi-Strategy Master Fund, (iv) 192,000 shares of Common Stock owned by Merger Arbitrage Master Fund, (v) 29,213 shares of Common Stock owned by Leveraged Multi-Strategy Master Fund, and (vi) 202,054 shares of Common Stock owned by Enterprise Master Fund. Messrs. Cohen, Stark, Strauss and Solomon share voting and dispositive power with respect to the shares of Common Stock owned by Value and Opportunity Master Fund, Starboard Value and Opportunity Fund, Multi-Strategy Master Fund, Merger Arbitrage Master Fund, Leveraged Multi-Strategy Master Fund and Enterprise Master Fund by virtue of their shared authority to vote and dispose of such shares of Common Stock.

As of the date hereof, Mr. Feld holds 5,252 shares of restricted stock awarded under the Company's Omnibus Incentive Plan that vest in full on February 6, 2010. As of the date hereof, Mr. Izganics directly owns 500 shares of Common Stock.

As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.